Annual Meeting

April 18, 2007

Exhibit 20.1

Marni McKinney

Chairman

Robert H. Warrington

President and Chief Executive Officer

2006 Year in Review

2006 Review

Strong capital ratios

EPS for continuing operations $1.44

Dividend

81st consecutive quarter FINB paid cash
dividend

15 increases in as many years

2006 Review

Commercial loans up 16%

Core* deposits up 13%

Indianapolis MSA deposits grew .5%
(FDIC)

First Indiana deposit market share grew
from 5.6% to 6.1%

*Core consists of checking, savings and CDs

2006 Review

Two new banking centers

Sunny side

Opened April 2006

$19 million in deposits

$6 million in loans outstanding

Emerson & County Line

Opened July 2006

$26 million in deposits

$3 million in loans outstanding

As of 12/31/06

2006 Review

Core Conversion successfully completed
in August

Non-Interest Expense

2005 - $63.1 million

2006 - $62.6 million

Despite core processor conversion cost

2006 Review

Hiring and maintaining top talent remains
one of our most important initiatives

Several strategic hires in 2006, including
Tim Massey

Continues in Q1 2007

John Dietrich, Marketing Director

Russ Swan, Commercial Real Estate
Manager

Review 2006

Mortgage market meltdown

Challenge to yield curve

Challenges to continue in 2007

First Quarter 2007

Net Income – $6.022 million

EPS – $.36

ROE – 13.50%

ROA – 1.16%

NPL to loans – .30%

Forward-Looking Statements

This presentation contains forward-looking statements concerning First Indiana’s future operations and financial results.  Such statements are subject to important factors that could cause First Indiana’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include those identified in First Indiana’s
Annual Report on form 10-K and as may be described from time to time in First Indiana’s
SEC filings and such factors are incorporated herein by reference.  This presentation has been made for the benefit of sharing First Indiana’s current versus historical results and should not be used to predict future performance. Management specifically disclaims any obligation to update forward-looking statements

Thank you for coming!